EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We have issued our report dated March 7, 1997 accompanying the consolidated financial statements included in the Annual Report of CHS Electronics, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the amendment to Registration Statement of CHS Electronics, Inc. on Form S-8 (File No.
33-96160).




/S/ GRANT THORNTON, LLP
-------------------------
Grant Thornton, LLP

Miami, Florida
November 14, 1997